Exhibit 10.25


                        SETTLEMENT AGREEMENT AND RELEASE

         This Settlement Agreement and Release (this "Agreement"), dated as of April 24, 2001, is made and entered into by and among MCII HOLDINGS (USA), INC., a Delaware corporation (the "Company"), MOTOR COACH INDUSTRIES INTERNATIONAL, INC., a Delaware corporation and a wholly-owned subsidiary of the Company ("MCII"), MOTOR COACH INDUSTRIES MEXICO, S.A. de C.V., f.k.a Dina Autobuses, S.A. de C.V., a corporation organized under the laws of the United Mexican States ("Dina Autobuses"), JOSEPH LITTLEJOHN & LEVY FUND III L.P., a Delaware limited partnership ("JLL"), CIBC WG ARGOSY MERCHANT FUND 2, L.L.C. ("CIBC Argosy"), CO-INVESTMENT MERCHANT FUND 3, LLC ("CMF" and, together with JLL and CIBC Argosy, the "Investors") and CONSORCIO G GRUPO DINA, S.A. de C.V., a corporation organized under the laws of the United Mexican States ("Dina"), SISTEMAS Y SERVICIOS G, S.A. de C.V., a corporation organized under the laws of the United Mexican States ("Servicios")

                                    RECITALS

         WHEREAS, pursuant to the Investment Agreement (the "Investment Agreement") dated as of June 11, 1999, as amended, by and among the Investors and Dina, the Investors collectively acquired, among other things, an aggregate of 610,000 shares of voting common stock, par value $0.01 per share (the "Voting Common Stock") of the Company and convertible non-voting common stock, par value $0.01 per share (the "Non-Voting Common Stock" and, together with the Voting Common Stock, the "Common Stock") of the Company (collectively, the "Investment Shares") and, simultaneously therewith, the Company repurchased from Dina 610,000 shares of Voting Common Stock in exchange for cash and certain other consideration; and

         WHEREAS, upon consummation of the Investment, Dina owned 390,000 shares of Common Stock (the "Dina Shares") and Dina owns the Dina Shares as of the date hereof; and

         WHEREAS, pursuant to the Investment Agreement, the Investors, Dina and Mr. Rafael Gomez Flores ("RGF"), entered into a Stockholders Agreement (the "Stockholders Agreement") dated as of June 16, 1999, as amended, to memorialize certain agreements as to the corporate governance of the Company; and

         WHEREAS, pursuant to the Investment Agreement, RGF and MCII entered into an Employment Agreement (the "Employment Agreement") dated as of June 16, 1999, pursuant to which, among other things, RGF agreed to serve as Chairman of the Board of Directors of the Company and MCII; and

         WHEREAS, the Employment Agreement terminated in accordance with its terms upon the death of RGF on March 4, 2001; and

         WHEREAS, MCII acknowledges that RGF is entitled to receive $259,615 pursuant to the terms of the Employment Agreement (the "RGF Payment"), which funds have been placed in escrow for the benefit of the RGF Estate and will be distributed in accordance with the terms and subject to the conditions of the Escrow Agreement (as hereinafter defined); and

         WHEREAS, pursuant to the Investment Agreement, the Investors, Dina and the Company entered into an Omnibus Agreement (the "Omnibus Agreement") dated as of June 16, 1999, pursuant to which, among other things, the parties thereto memorialized certain agreements with respect to St. Matthews Equipment Disposition Rights (as defined therein); and

         WHEREAS, in connection with the Investment Agreement, Dina and certain of its affiliates, on the one hand, and the Company, MCII and certain of their affiliates, on the other hand, entered into a Master Long Term Purchase and Supply Agreement (the "Purchase and Supply Agreement"), dated as of June 15, 1999, to facilitate the purchase and sale of Goods (as defined in the Purchase and Supply Agreement) under mutually acceptable terms and conditions; and

         WHEREAS, in connection with the Investment Agreement, Dina and certain of its affiliates, on the one hand, and Dina Autobuses, on the other hand, entered into an Operations Agreement (the "Operations Agreement"), dated as of June 16, 1999, pursuant to which the parties thereto operate the facility located in Ciudad, Sahagun, Hidalgo, Mexico; and

         WHEREAS, in connection with the Investment Agreement, Servicios, on the one hand, and Dina Autobuses, on the other hand, entered into a Services Agreement (the "Services Agreement"), dated as of June 16, 1999, pursuant to which Servicios and certain of its affiliates provided certain services to Dina Autobuses; and

         WHEREAS, in connection with the Investment Agreement, Dina and the Company entered into a License Agreement (the "License Agreement"), dated as of June 16, 1999, pursuant to which Dina granted to the Company the right to use
(i) the "Dina" trademark, trade name and service mark and (ii) certain patents owned by Dina, all on the terms and subject to the conditions set forth in the License Agreement; and

         WHEREAS, certain disputes and differences have arisen between the Investors and the Company, on the one hand, and Dina, on the other hand, pursuant to which, among other things, the Investors claim to have suffered damages of $45.6 million (the "Working Capital Deficiency") arising in connection with the covenants contained in Section 6.3 of the Investment Agreement; and

         WHEREAS, MCII maintains a Supplemental Executive Retirement Program ("SERP") pursuant to which the Company provides executives of MCII certain benefits; and

         WHEREAS, certain disputes and differences have arisen between Dina, on the one hand, and the Company, MCII and the Investors, on the other hand, pursuant to which, among other things, Dina claims to have suffered damages as a result of the Company withholding certain funds from the Cash Repurchase Amount (as defined in the Investment Agreement) in order to provide for obligations under the SERP (the "SERP Claim"); and

         WHEREAS, in light of the discrepancies regarding the Working Capital Claim and the SERP Claim, the parties agree to adjust the original percentage ownership of each party pursuant to the Investment Agreement to the percentage ownership and number of voting and non-voting shares for each Investor (collectively, the "Adjusted Investment Shares") set forth in Schedule I hereto; and

         WHEREAS, Dina desires that JLL provide its consent to Dina to transfer up to 302,250 shares of Common Stock (the "Adjusted Dina Shares") to or for the benefit of the holders (the "Bondholders") of the 8% Convertible Subordinated Debentures Due August 8, 2004 issued by Dina (the "Dina Bonds") pursuant to an Indenture dated August 8, 1994, under which Bankers Trust Company serves as trustee (the "Indenture"); and

         WHEREAS, the parties hereto wish to settle and otherwise resolve these disputes between them without the admission of fault by any of them and to make certain other agreements, all on the terms and conditions specified herein.

         NOW THEREFORE, in consideration of the above premises and the promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereby agree as follows:

1                                   ARTICLE

                                   SETTLEMENT

1.1     Amendment to Section 1.1 of Article I of the Investment Agreement.


         For purposes of the Investment Agreement and all other related agreements which employ the term "Business," the definition of "Business" in
Section 1.1 of Article I of the Investment Agreement is hereby amended in its entirety to read as follows:

         "Business" shall mean the ownership or management of, or investment in, any business or Person engaged in (a) the designing, manufacturing, assembling or marketing of coaches of monocoque or unitized construction configuration or
(b) the distribution of replacement parts which are for the use of intercity coaches or monocoque transit buses.

1.2                       Transfer of Common Stock.

(a) At the Closing (as defined herein), the Company shall cancel the stock certificates evidencing the Dina Shares and the Investment Shares.

(b) At the Closing, the Company shall reissue to each Investor a stock certificate representing the corresponding Adjusted Investment Shares pursuant to Schedule I. Upon the issuance to the Investors of the Investor Shares, the Investor Shares will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

(c) At the Closing, the Company shall issue to Dina a stock certificate representing the Adjusted Dina Shares to Dina. Upon the issuance to Dina of the Adjusted Dina Shares, the Adjusted Dina Shares will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

1.3 Amended and Restated Stockholders Agreement. At the Closing, the Company, the Investors, Dina and certain other parties shall enter into an amended and restated Stockholders Agreement, substantially in the form attached hereto as Exhibit A (the "Amended and Restated Stockholders Agreement").

1.4 Sahagun Operations Agreement. At the Closing, certain affiliates of Dina, on the one hand, and certain affiliates of the Company and MCII, on the other hand, shall enter into the Sahagun Operations Agreements, substantially in the forms attached hereto as Exhibit B-1 and Exhibit B-2, (collectively, the "Sahagun Operations Agreements").

1.5 Omnibus Agreement. The Company, Dina and the Investors agree that from and after the Closing, (a) Article I, Article II, Article III and Article V of the Omnibus Agreement shall be deleted in their entirety from the Omnibus Agreement and (b) Dina acknowledges that the St. Matthews Equipment (as defined in the Omnibus Agreement) was never acquired by Dina pursuant to Section 1.1 of the Omnibus Agreement and Dina hereby relinquishes any and all rights to acquire the St. Matthews Equipment pursuant to Section 1.1 of the Omnibus Agreement. The Company, Dina and the Investors acknowledge and agree that there are no outstanding obligations of Dina or its affiliates and that neither Dina nor any of its affiliates shall have any future obligations with respect to the St. Matthews Equipment.

1.6 License Agreement. Dina and the Company agree that from and after the Closing, Section 2(a) of the License Agreement shall be amended to provide that the right of the Company to use the Name (as defined in the License Agreement) shall terminate on the earlier of (a) 30 days after the date on which the Company fails to use the name within any six-month period, (b) 30 days after the date on which the Company fails to manufacture at least 25 coaches utilizing the Name within any twelve-month period and (c) the tenth anniversary of the date hereof.

1.7 Services Agreement. The Company, MCII and Dina Autobuses on their behalf and on behalf of their respective affiliates, on the one hand, and Dina and Servicios on their behalf and on behalf of their affiliates, on the other hand, agree that from and after the Closing, the Services Agreement shall be terminated and shall forthwith become void and there shall be no liability on the part of any party thereto or any of their respective affiliates, successors, representatives, agents and assigns.

1.8 Operations Agreement. The Company, MCII and Dina Autobuses on their behalf and on behalf of their respective affiliates, on the one hand, and Dina on its behalf and on behalf of its affiliates, on the other hand, agree that from and after the Closing, the Operations Agreement shall be terminated and shall forthwith become void and there shall be no liability on the part of any party thereto or any of their respective affiliates, successors, representatives, agents and assigns.

1.9 Master Long-Term Purchase and Supply Agreement. The Company and MCII on their behalf and on behalf of their respective affiliates, on the one hand, and Dina on its behalf and on behalf of its affiliates, on the other hand, agree that from and after the Closing, the Purchase and Supply Agreement shall be terminated and shall forthwith become void and there shall be no liability on the part of any party thereto or any of their respective affiliates, successors, representatives, agents and assigns.

1.10 Consent to Transfer. At the Closing, notwithstanding any of the restrictions set forth in Article IV of the Amended and Restated Stockholders Agreement restricting Dina's ability to transfer the Adjusted Dina Shares, JLL consents to, and agrees not to take any action that would prohibit Dina from selling, conveying, assigning, transferring and delivering the Adjusted Dina Shares to or for the benefit of the Bondholders in connection with Dina extinguishing its obligations under the Dina Bonds (the "Dina Exchange");
provided that the Bondholders take the Adjusted Dina Shares subject to, and agree to comply with, the provisions of the Amended and Restated Stockholders Agreement. Notwithstanding the foregoing, no transfer of Adjusted Dina Shares to the Bondholders shall be valid if, as a result of the Dina Exchange, more than 475 Bondholders would become stockholders of the Company. Notwithstanding any other provision contained herein the Company shall be under no obligation to make any filings under any applicable securities laws or regulations in connection with such transfer, including, without limitation, the filing of a registration statement under the Securities Act of 1933, as amended (the "Securities Act").

1.11 Dina Release. Effective as of the Closing, Dina and each of Alfonzo Miguel Gomez Flores, Armando Gomez Flores, Guillermo Gomez Flores, Omar Raymundo Gomez Flores, Altagracia Flores Fletes, Graciela Gomez Flores, Claudia Gomez Flores and Monica Gomez Flores (collectively, the "Gomez Flores Family"), for themselves and their respective affiliates, successors, representatives, agents, employees, directors, officers and assigns, and each member of the Gomez Flores Family's respective heirs, administrators and executors, hereby expressly and unconditionally release, acquit and forever discharge the Investors and the Company, together with each of their respective affiliates, successors, representatives, agents, directors, officers and assigns, from any claims, demands, counterclaims, rights, obligations, causes of action, payments, accounts, debts, contracts, promises, agreements, controversies, liens, liabilities, losses, attorneys' fees or damages, whether known or unknown, foreseen or unforeseen, whether in law or in equity or in contract or in tort ("Claims"), arising at any time prior to the date of this Agreement arising out of or in any way relating to the ownership or operation of the Company or any of its subsidiaries or affiliates or any of their respective businesses, including, without limitation, with respect to (i) the Investment Agreement, (ii) the calculation of the Cash Repurchase Amount, (iii) the Transactions (as defined in the Investment Agreement), (iv) any other agreement that relates to the transactions contemplated by the Investment Agreement, (iv) the sale by the Company of an additional $50 million of Common Stock to the Investors on May 15, 2000, (v) the SERP Claim, (vi) the purchase by the Company of Autopartes Hidalguenses, S.A. de C.V., (vii) the Purchase and Supply Agreement, (viii) the Services Agreement, (ix) the Operations Agreement and (x) claims relating to taxes payable to Revenue Canada. Nothing contained herein shall be deemed to release any party from any Claims arising out of or relating to any of the agreements, arrangements or understandings set forth on Schedule II hereto or from its obligations hereunder.

1.12 Investor Release. Effective as of the Closing, the Investors and the Company, for themselves and their respective affiliates, successors, representatives, agents and assigns, shall expressly and unconditionally release, acquit and forever discharge Dina and each member of the Gomez Flores Family together with their affiliates, successors, representatives, agents, employees, directors, officers and assigns, and each member of the Gomez Flores Family's respective heirs, administrators and executors, from any Claims, arising at any time prior to the date of this Agreement arising out of or in any way relating to the ownership or operation of the Company or any of its subsidiaries or affiliates or any of their respective businesses, including, without limitation, with respect to (i) the Investment Agreement, (ii) the Working Capital Deficiency, (iii) the Transactions, (iv) the purchase by the Company of Autopartes Hidalguenses, S.A. de C.V., (v) the Purchase and Supply Agreement, (vi) the Services Agreement, (vii) the Operations Agreement and
(viii) [claims relating to taxes payable to Revenue Canada and (ix) any other agreement that relates to the transactions contemplated by the Investment Agreement. Nothing contained herein shall be deemed to release any party from any Claims arising out of or relating to any of the agreements, arrangements or understandings set forth on Schedule III hereto or from its obligations hereunder.

1.13 Release from Third-Party Obligations. At the Closing, Dina shall deliver to the Company and MCII, in the form attached hereto as Exhibit C, a full and complete release of each of the Company, MCII and their respective affiliates from any and all obligations under each of the Joint Agreements (as hereinafter defined) and there shall be no liability on the part of the Company, MCII or their respective affiliates with respect to such Joint Agreements. Dina agrees to defend, indemnify and hold harmless the Company, MCII and their respective affiliates from any claims, demands, actions and liabilities arising under or relating to the Joint Agreements. As used herein, "Joint Agreements" shall mean each agreement, arrangement or understanding that is binding on Dina or any of its affiliates under which the Company, MCII, or any of their respective affiliates may be liable to a third party with a respect to any obligation of Dina or its affiliates, including, without limitation, the agreements, arrangements and understandings set forth on Schedule 1.13 hereto.

1.14 Payment. In connection with the execution and delivery of this Agreement, the Company shall deliver to the Escrow Agent, cash in an amount equal to $1.624 million, (the "Payment") calculated in accordance with Schedule IV hereto. The Payment will be held by the Escrow Agent in accordance with the Escrow Agreement, substantially in the form attached hereto as Exhibit D.

1.15 The parties acknowledge and agree that the release by the Gomez Flores Family is granted in consideration of the release granted to each of the members of the Gomez Flores Family by the Investors and the Company. Except as expressly provided herein, nothing in this Agreement or any other agreement related to the Investment Agreement or the Transactions shall be construed or deemed to create or impose any joint liability, suretyship or guarantee obligation between (a) any member of the Gomez Flores Family, on the one hand, and (b) Dina or any of its affiliates or subsidiaries, on the other hand. Except as expressly provided herein, the members of the Gomez Flores Family shall not be liable for the obligations or liabilities of Dina, its affiliates or subsidiaries.


2                                    ARTICLE

                                     CLOSING

2.1 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on the date hereof, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York. All of the transactions contemplated hereby are intended by the parties to be consummated simultaneously; and if any transaction contemplated hereby is not consummated as provided herein, the parties shall take all actions necessary to dissolve and invalidate all other transactions contemplated hereby as if none of such transactions had been consummated.

2.2 Deliveries by the Company and MCII. At the Closing, the Company and/or MCII are delivering or causing to be delivered the following:

(a) to each entity listed on Schedule I a certificate or certificates evidencing the number of Adjusted Investment Shares set forth opposite such entity's name on Schedule I and any other documents that are necessary to transfer good and valid title to such securities to the Investors, free and clear of any and all Liens; and

(b) to Dina, a certificate or certificates evidencing the Adjusted Dina Shares; and

(c) to the Investors and Dina, the Amended and Restated Stockholders Agreement, duly executed by the Company;

(d) To Dina and the Escrow Agent, the Escrow Agreement, duly executed by the Company;

(e) to the Escrow Agent, the Payment and the RGF Payment, by wire transfer of immediately available funds; and

(f) all other documents, certificates, instruments and writings required to be delivered by the Company or MCII at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

2.3 Deliveries by the Investors. At the Closing, the Investors are delivering or causing to be delivered the following:

(a) to the Company and Dina, the Amended and Restated Stockholders Agreement, duly executed by each of the Investors and any assignee thereof; and

(b) to the Company, stock certificates evidencing the Investment Shares; and

(c) all other documents, certificates, instruments and writings required to be delivered by the Investors at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

2.4 Deliveries by Dina. At the Closing, Dina is delivering or causing to be delivered the following:

(a) to the Company, a stock certificate evidencing the Dina Shares; and

(b) to the Company and the Investors, the Amended and Restated Stockholders Agreement, duly executed by Dina; and

(c) to the Company, MCII and the Investors, evidence of the appointment of the Dina Authorized Agent (as defined herein); and

(d) to the Company and the Escrow Agent, the Escrow Agreement, duly executed by the Company;

(e) to the Company, MCII and the Investors, evidence of the Dina Stockholder Approval; and

(f) all other documents, certificates, instruments and writings required to be delivered by Dina at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

3                                   ARTICLE

                         REPRESENTATIONS AND WARRANTIES

3.1 Company and MCII Representations and Warranties. The Company and MCII, jointly and severally, make the following representations and warranties with respect to the transactions set forth in Article I:

(a) Each of the Company and MCII is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and corporate authority to enter into this Agreement, and to consummate the transactions contemplated hereby.

(b) The execution, delivery and performance by each of the Company and MCII of this Agreement, and the consummation of the transactions contemplated hereby have been authorized by all necessary corporate action. This Agreement has been duly executed and delivered by each of the Company and MCII and, assuming that this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a valid and binding obligation of each of the Company and MCII, enforceable against each of the Company and MCII in accordance with its terms.

(c) The execution and delivery by each of the Company and MCII of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default under, (i) any provision of the organizational documents of either the Company or MCII, (ii) any judgment, order, injunction or decree (an "Order"), or statute, law, ordinance, rule or regulation ("Applicable Law"), applicable to either the Company or MCII or (iii) any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation ("Contracts") to which either the Company or MCII is a party. No consent, approval, order or authorization of, notice to, or registration, declaration or filing ("Governmental Approval") of any court, administrative agency or commission or other governmental entity, authority or instrumentality, domestic or foreign ("Governmental Authority"), is required to be obtained or made by or with respect to either the Company or MCII in connection with the execution and delivery of this Agreement or the consummation by either the Company or MCII of the transactions contemplated hereby.

3.2 Investor Representations and Warranties. Each of the Investors, severally and not jointly, makes the following representations and warranties solely with respect to itself in connection with the transactions set forth in Article I above:

(a) The execution, delivery and performance by such Investor of this Agreement, and the consummation of the transactions contemplated hereby, have been authorized by all necessary action, corporate or otherwise on behalf of such Investor. This Agreement has been duly executed and delivered by such Investor, and, assuming that this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms.

(b) The execution and delivery by such Investor of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default under, (i) any provision of the organizational documents of such Investor, (ii) any Order, or Applicable Law, applicable to such Investor or (iii) any Contracts to which such Investor is a party. No Governmental Approval of any Governmental Authority is required to be obtained or made by or with respect to such Investor in connection with the execution and delivery of this Agreement or the consummation by such Investor of the transactions contemplated hereby.

3.3  Dina   Representations   and   Warranties.   Dina   makes   the   following
representations  and warranties in connection with the transactions set forth in
Article I above:

(a) The execution, delivery and performance by Dina of this Agreement, and the consummation of the transactions contemplated hereby, have been authorized by all necessary action, corporate or otherwise on behalf of Dina, other than the Dina Stockholder Approval (as hereinafter defined), including authorization and approval of the members of the Gomez Flores Family that directly or indirectly own securities of Dina. This Agreement has been duly executed and delivered by Dina, and, assuming that this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a valid and binding obligation of Dina, enforceable against Dina in accordance with its terms, subject to receipt of the Dina Stockholder Approval.

(b) The execution and delivery by Dina of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default under, (i) any provision of the organizational documents of Dina, (ii) any Order, or Applicable Law, applicable to Dina or (iii) any Contracts to which Dina is a party. No Governmental Approval of any Governmental Authority is required to be obtained or made by or with respect to Dina in connection with the execution and delivery of this Agreement or the consummation by Dina of the transactions contemplated hereby.

(c) Dina has good and valid title to the Dina Shares, free and clear of all Liens, and the Dina Shares are the only securities of the Company that Dina or any of its affiliates or associates own beneficially or of record as of the date hereof (as each such term is used under the regulations promulgated under the Securities Exchange Act of 1934, as amended).

(d) The affirmative vote of the holders of a majority of the outstanding shares of common stock of Dina (the "Dina Common Stock") is the only vote required to approve the transactions contemplated hereby, including with Release set forth in Section 1.11 (the "Dina Stockholder Approval"). No other vote of the stockholders of Dina is required by law, the charter or by-laws of Dina or otherwise in order for Dina to consummate the transactions contemplated hereby. The shares of Dina Common Stock, are the only outstanding equity interests of Dina which have voting rights.

(e) The Dina Stockholder Approval was obtained on March 2, 2001. Jose Gamaliel Garcia Cortes, Mauricio G. Mendoza Silva and Juan Jamie Petersen Farah were granted the power and authority to execute this Agreement on behalf of Dina pursuant to the Power of Attorney attached hereto as Exhibit E. The Power of Attorney is the valid and binding obligation of Dina, enforceable against Dina in accordance with its terms.


4                                    ARTICLE

                                  MISCELLANEOUS

4.1 Admissions. By entering into this Agreement, no party hereto intends to make, nor shall they be deemed to have made, any admission of any kind.

4.2 Third Party Beneficiary. Unless specifically provided herein, this Agreement is not intended to create, and shall not create, any rights in any person or entity that is not a party to this Agreement.

4.3 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants, conditions or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof. This Agreement constitutes the entire understanding of the parties concerning its subject matter and may not be modified, altered, or discharged except by a writing signed by all of the parties. No representations or promises except those set forth herein have been made to induce any party to enter into this Agreement.

4.4 Successors and Assigns. This Agreement shall be binding on each of the parties hereto and on their respective successors and assigns.

4.5 Representations and Warranties. The representations and warranties set forth in Article III hereof shall survive indefinitely following the execution of this Agreement and the consummation of the transactions contemplated hereby.

4.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles and conflicts of law thereof. THE PARTIES HERETO WAIVE THEIR RIGHT TO A JURY TRIAL WITH RESPECT TO DISPUTES HEREUNDER; ALL SUCH DISPUTES SHALL BE SETTLED BY BINDING ARBITRATION PURSUANT TO THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION IN NEW YORK, NEW YORK AND THE ORDER OF SUCH ARBITRATORS SHALL BE FINAL AND BINDING ON ALL PARTIES HERETO AND MAY BE ENTERED AS A JUDGMENT IN A COURT HAVING JURISDICTION OVER THE PARTIES. Subject to the foregoing, each party hereby agrees and consents to the jurisdiction of the United States District Court for the Southern District of New York and the jurisdiction of the courts of the State of New York located in the Borough of Manhattan in the City of New York (collectively the "Courts"). Dina hereby irrevocably consents to the service of any and all process in any such suit, action or proceeding by the delivery of such process to such party at the address and in the manner provided in Section 4.7. Dina has appointed The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, as its authorized agent (the "Dina Authorized Agent") upon which process may be served in any suit, action or proceeding based on this Agreement which may be instituted in any Court, by or by any party hereto, and Dina expressly accepts the jurisdiction of any such Court in respect of any such suit, action or proceeding. Such appointment shall be irrevocable. Dina represents and warrants that the Dina Authorized Agent, has agreed to act as said agent, respectively, for service of process, and Dina agrees to take any and all action, including the filing of any and all documents and instruments, which may be necessary to continue such appointment in full force and effect. Service of process upon the Dina Authorized Agent and written notice of such service to Dina shall be deemed, in every respect, effective service of process upon Dina.

4.7 Notices. All notices and other communications hereunder shall be in writing and shall be delivered personally or by next-day courier or telecopied, with confirmation of receipt, to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided that notices of change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered or telecopied, or one day after delivery to a courier for next-day delivery.

                  If to the Company or MCII, to:

                  MCII Holdings (USA), Inc.
                  c/o Motor Coach Industries International, Inc.
                  1700 East Golf Road
                  Schaumburg, Illinois  60173
                  Attention:  General Counsel
                  Facsimile:  (847) 285-2095

                  with copies to:

                  Joseph Littlejohn & Levy Fund III, LP
                  450 Lexington Avenue, Suite 3350
                  New York, New York  10017
                  Attention:  Mr. Jeffrey C. Lightcap
                  Facsimile:  (212) 286-8626

                  and

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  One Rodney Square
                  Wilmington, Delaware  19801
                  Attention:  Robert B. Pincus, Esquire
                  Facsimile:  (302) 651-3001

                  If to JLL, to:

                  Joseph Littlejohn & Levy Fund III, LP
                  450 Lexington Avenue, Suite 3350
                  New York, New York  10017
                  Attention:  Mr. Jeffrey C. Lightcap
                  Facsimile:  (212) 286-8626

                  with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  One Rodney Square
                  Wilmington, Delaware  19801
                  Attention:  Robert B. Pincus, Esquire
                  Facsimile:  (302) 651-3001

                  If to CIBC Argosy or CMF, to:

                  c/o CIBC World Markets Corp.
                  425 Lexington Avenue
                  New York, New York  10017
                  Attention:  Stephen A. Flyer, Esquire
                  Facsimile:  (212) 885-4946

                  with a copy to:

                  Cahill Gordon & Reindel
                  80 Pine Street
                  New York, New York  10005-1702
                  Attention:  Roger Meltzer, Esquire
                  Facsimile:  (212) 269-5420

                  If to Dina, to:

                  Consorcio G Grupo Dina, S.A. de C.V.
                  Tlacoquemecatl No. 41
                  Colonia Del Valle
                  03100, Mexico D.F., Mexico
                  Attention: Mr. Gamaliel Garcia Cortes
                  Facsimile:  011-525-420-3977

                  with a copy to:

                  Gibson, Dunn & Crutcher, LLP
                  200 Park Avenue
                  New York, New York  10166
                  Attention:  Blake T. Franklin, Esquire
                  Facsimile:  (212) 351-4035

4.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.9 Specific Performance. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching party or parties would be irreparably harmed and could not be made whole by monetary damages. The parties hereby agree that in addition to any other remedy to which they may be entitled at law or in equity, they shall be entitled to compel specific performance of this Agreement in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction for such action.

4.10 Severability. The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

4.11 Amendments. This Agreement may not be amended, modified or supplemented unless such modification is in writing and signed by each of the parties hereto.



                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF



, the parties have executed this Settlement Agreement and Release as of the date first above written.

                                    MCII HOLDINGS (USA), INC.


                                    By:     _______________________________
                                    Name:
                                    Title:






                                    MOTOR COACH INDUSTRIES INTERNATIONAL, INC.


                                    By:     _______________________________
                                    Name:
                                    Title:

                                    JOSEPH LITTLEJOHN & LEVY FUND III L.P.

                                    By:  JLL ASSOCIATES III, LLC,
                                            its General Partner


                                    By:     ___________________________________
                                            Managing Member







                                     CIBC WG ARGOSY MERCHANT FUND 2, L.L.C.


                                     By:      _________________________________
                                     Stephen A. Flyer, authorized signatory


                                    CO-INVESTMENT MERCHANT FUND 3, LLC






                                    By:  ___________________________________
                                         Stephen A. Flyer, authorized signatory

                                    CONSORCIO G GRUPO DINA, S.A. de C.V.


                                    By:      ___________________________________
                                                      Name:
                                                      Title:


                                            ___________________________________
                                            Alfonzo Miguel Gomez Flores


                                            ___________________________________
                                            Armando Gomez Flores


                                            ___________________________________
                                            Guillermo Gomez Flores


                                            ___________________________________
                                            Omar Raymundo Gomez Flores


                                            ___________________________________
                                            Altagracia Flores Fletes


                                            ___________________________________
                                            Graciela Gomez Flores


                                            ___________________________________
                                            Claudia Gomez Flores


                                            ___________________________________
                                            Monica Gomez Flores

                                    MOTOR COACH INDUSTRIES MEXICO, S.A. de C.V.






                                    By:      ___________________________________
                                    Name:
                                    Title:



                                    SISTEMAS Y SERVICIOS G, S.A. de C.V.


                                    By:      ___________________________________
                                    Name:
                                    Title:


                                              Shares of Common
                                                Stock Issued      Total Shares of
                Name of                         the Terms of        Common Stock     Percentage
              Stockholder                      This Agreement      Each Investor      Ownership
              -----------                      --------------      -------------      ---------

Joseph Littlejohn & Levy Fund III, L.P.          73,634.5            587,489.9          58.7

Coaches, LLC                                      1,579.5             11,339.5           1.1

CIBC WG Argosy Merchant Fund 2, L.L.C            11,282               89,712.14         8.97

  Co-Investment Merchant Fund 3, LLC              1,254                9,967.46          1.0



                                   SCHEDULE II



1. any and all obligations under the Promissory Agreement for the Transfer of Real Estate among Dina Autobuses, and Ingeniera En Diseno Dina, S.A. de C.V.

2. any and all obligations under the Promissory Agreement for the Transfer of Real Estate among Dina Autobuses and Plasticos Automotrices de Sahagun, S.A. de C.V.

3. any and all obligations under the Promissory Agreement for the Transfer of Real Estate among Dina Autobuses and Raices del Sur, S.A. de C.V.

4. any and all obligations under the License Agreement, dated as of June 16, 1999, by and between Dina and the Company, as amended, arising from and after the date hereof

5. any and all obligations under the Agreement, dated as of June 16, 1999, by and among the Investors and the Gomez Flores Family, arising from and after the date hereof

6.   any and  all  obligations  under  the  Amended  and  Restated  Stockholders
     Agreement

7.   any and all obligations under the Sahagun Operations Agreement

                                  SCHEDULE III



1. any and all obligations under Section 7.3 of the Investment Agreement or any other provision of the Investment Agreement relating to Dina's covenant not to compete with the Company or its affiliates from and after the date hereof

2. any and all obligations under the Promissory Agreement for the Transfer of Real Estate among Dina Autobuses, and Ingeniera En Diseno Dina, S.A. de C.V.

3. any and all obligations under the Promissory Agreement for the Transfer of Real Estate among Dina Autobuses and Plasticos Automotrices de Sahagun, S.A. de C.V.

4. any and all obligations under the Promissory Agreement for the Transfer of Real Estate among Dina Autobuses and Raices del Sur, S.A. de C.V.

5. any and all obligations under the License Agreement, dated as of June 16, 1999, by and between Dina and the Company, as amended, arising from and after the date hereof

6. any and all obligations under the Agreement, dated as of June 16, 1999, by and among the Investors and the Gomez Flores Family, arising from and after the date hereof

7.   any and  all  obligations  under  the  Amended  and  Restated  Stockholders
     Agreement

8.   any and all obligations under the Sahagun Operations Agreement